Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contacts:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, corporate treasury 414 765-7853

MARSHALL & ILSLEY CORPORATION ANNOUNCES SECOND QUARTER RESULTS

Milwaukee, Wis. – July 17, 2006 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2006 second quarter net income of $203.7 million, or $0.79 per diluted share, as compared to $183.7 million, or $0.79 per diluted share, in the second quarter of 2005. Second quarter net income increased 10.9 percent over the same period in 2005.

Net income for the six months ended June 30, 2006 was $390.5 million, or $1.57 per diluted share, compared to $349.1 million, or $1.50 per diluted share, in the first half of 2005.

Earnings for the quarter and the six months ended June 30, 2005, include a $16.2 million after-tax gain, or $0.07 per diluted share, resulting from the sale of a venture capital investment, net of related expenses.

The results of operations and financial position as at and for the three and six months ended June 30, 2006, include the effect of the previously announced acquisitions of Gold Banc Corporation, Inc., and Trustcorp Financial, Inc., which were both completed on April 1, 2006. As of April 1, 2006, Gold Banc Corporation, Inc., and Trustcorp Financial, Inc., had assets of $4.9 billion. The acquired companies had loans of $3.9 billion and bank issued deposits of $3.1 billion. The combined purchase price for these companies, which included approximately $146 million of cash, was $898 million.

Return on average assets based on net income for the second quarter was 1.53 percent, as compared to 1.73 percent for the same period in 2005. Return on average equity based on net income was 14.36 percent this quarter as compared to 17.52 percent for the second quarter of 2005. Without the gain on the sale of the venture capital investment, net of expenses, the return on average assets for the second quarter of 2005 would have been 1.58 percent, and the return on average equity for the same period would have been 15.97 percent.

The Corporation’s provision for loan and lease losses was $11.1 million in the second quarter of 2006, versus $13.7 million in the same period last year. Net charge-offs for the period were $9.9 million, or 0.10 percent of total average loans and leases outstanding this quarter, and $11.9 million a year ago or 0.15 percent of total average loans and leases. At June 30, 2006, the allowance for loan and lease losses was 1.03 percent of total loans and leases, compared to 1.12 percent a year earlier. Nonperforming loans and leases were 0.49 percent of total loans and leases at June 30, 2006, and 0.41 percent at June 30, 2005.

Assets at June 30, 2006, were $54.4 billion, compared to $43.5 billion at June 30, 2005. Book value per share was $22.81 at June 30, 2006, compared to $18.76 for the same date a year ago. Total loans and leases were $40.4 billion, compared to $32.1 billion at June 30, 2005.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $54 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank with 196 offices throughout the state.  In addition, M&I has 42 locations throughout Arizona; 17 offices in Kansas City and nearby communities; 15 offices on Florida’s west coast; 15 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev.  M&I’s Southwest Bank subsidiary has 15 offices in the greater St. Louis area.  Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

###

This press release contains forward-looking statements concerning M&I’s future operations and financial results. Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2005 under the heading  “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Monday, July 17, regarding second quarter earnings. For those interested in listening, please call 1-800-500-0920 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on July 17 and will run through 5:00 p.m. July 24, by calling 1-888-203-1112 and entering pass code 334 28 00.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on July 17.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
	2006	2005	Change	2006	2005	Change
PER SHARE DATA
Diluted:
Net Income	$0.79	$0.79	0.0%	$1.57	$1.50	4.7%
Basic:
Net Income	0.81	0.80	1.3	1.60	1.53	4.6
Dividend Declared	0.270	0.240	12.5	0.510	0.450	13.3
Book Value	22.81	18.76	21.6	22.81	18.76	21.6
Shares Outstanding (millions):
Average - Diluted	258.3	233.9	10.4	249.4	233.3	6.9
End of Period	254.0	229.7	10.6	254.0	229.7	10.6

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$381.8	$321.4	18.8%	$714.3	$628.5	13.7%
Provision for Loan and Lease Losses	11.1	13.7	-19.0	22.1	21.9	0.9

Data Processing Services	345.0	282.4	22.2	688.0	565.3	21.7
Wealth Management	56.3	48.1	17.0	109.1	95.2	14.6
Service Charge on Deposits	25.0	23.7	5.5	47.5	47.0	1.1
Mortgage Banking	12.3	11.2	9.8	24.7	19.4	27.3
Net Investment Securities Gains (Losses)	1.0	29.4	-96.6	2.1	35.3	-94.1
All Other	44.8	39.5	13.4	85.7	74.6	14.9
Total Non-Interest Revenues	484.4	434.3	11.5	957.1	836.8	14.4

Salaries and Employee Benefits	307.1	269.0	14.2	584.5	514.1	13.7
Occupancy and Equipment	63.8	50.9	25.3	121.6	104.2	16.7
Intangible Amortization	12.0	8.1	48.1	20.9	16.2	29.0
Other	161.4	131.8	22.5	322.4	268.3	20.2
Total Non-Interest Expenses	544.3	459.8	18.4	1,049.4	902.8	16.2

Tax Equivalent Adjustment	7.7	8.5	-9.4	15.6	16.6	-6.0
Pre-Tax Earnings	303.1	273.7	10.7	584.3	524.0	11.5
Income Taxes	99.4	90.0	10.4	193.8	174.9	10.8

Net Income	$203.7	$183.7	10.9%	$390.5	$349.1	11.9%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.24%	3.42%		3.25%	3.43%
Interest Spread (FTE)	2.65	2.97		2.67	3.01

Efficiency Ratio	62.9	60.9		62.9	61.9
Efficiency Ratio without Metavante	51.2	49.9		50.1	50.2

Return on Assets	1.53	1.73		1.57	1.68
Return on Equity	14.36	17.52		14.96	17.07

Equity / Assets (End of Period)	10.58	9.84		10.58	9.84

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of
	June 30,	June 30,	Percent
ASSETS ($millions)	2006	2005	Change
Cash & Due From Banks	$1,281	$976	31.3%
Trading Securities	55	22	150.0
Short - Term Investments	281	283	-0.7
Investment Securities	7,175	6,241	15.0
Loans and Leases:
Commercial Loans & Leases	12,219	9,612	27.1
Commercial Real Estate	13,859	10,029	38.2
Residential Real Estate	8,221	5,877	39.9
Home Equity Loans & Lines	4,537	4,978	-8.9
Personal Loans and Leases	1,551	1,650	-6.0
Total Loans and Leases	40,387	32,146	25.6
Reserve for Loan & Leases Losses	(415)	(360)	15.3
Premises and Equipment, net	569	449	26.7
Goodwill and Intangibles	3,155	2,160	46.1
Other Assets	1,931	1,567	23.2
Total Assets	$54,419	$43,484	25.1%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,773	$5,089	13.4%
Bank Issued Interest Bearing Activity	11,818	9,881	19.6
Bank Issued Time	7,772	4,306	80.5
Total Bank Issued Deposits	25,363	19,276	31.6
Wholesale Deposits	7,595	6,786	11.9
Total Deposits	32,958	26,062	26.5
Short - Term Borrowings	6,778	5,162	31.3
Long - Term Borrowings	7,476	6,471	15.5
Other Liabilities	1,449	1,510	-4.0
Shareholders' Equity	5,758	4,279	34.6
Total Liabilities & Shareholders' Equity	$54,419	$43,484	25.1%

	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
	2006	2005	Change	2006	2005	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,031	$939	9.8%	$1,006	$929	8.3%
Trading Securities	50	26	92.3	42	24	75.0
Short - Term Investments	374	271	38.0	345	230	50.0
Investment Securities	7,134	6,162	15.8	6,729	6,132	9.7
Loans and Leases:
Commercial Loans & Leases	11,897	9,357	27.1	11,119	9,109	22.1
Commercial Real Estate	13,580	9,867	37.6	12,089	9,693	24.7
Residential Real Estate	7,986	5,368	48.8	7,632	5,050	51.1
Home Equity Loans and Lines	4,595	5,099	-9.9	4,650	5,114	-9.1
Personal Loans and Leases	1,592	1,603	-0.7	1,669	1,627	2.6
Total Loans and Leases	39,650	31,294	26.7	37,159	30,593	21.5
Reserve for Loan & Leases Losses	(416)	(361)	15.2	(392)	(361)	8.6
Premises and Equipment, net	565	445	27.0	531	448	18.5
Goodwill and Intangibles	3,139	2,154	45.7	2,819	2,148	31.2
Other Assets	2,061	1,723	19.6	1,951	1,709	14.2
Total Assets	$53,588	$42,653	25.6%	$50,190	$41,852	19.9%

Memo:
Average Earning Assets	$47,208	$37,753		$44,275	$36,979
Average Earning Assets Excluding Investment
Securities Unrealized Gains/Losses	$47,320	$37,741		$44,360	$36,953

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,404	$4,826	12.0%	$5,174	$4,760	8.7%
Bank Issued Interest Bearing Activity	11,640	9,850	18.2	11,055	9,863	12.1
Bank Issued Time	7,647	4,194	82.3	6,602	4,028	63.9
Total Bank Issued Deposits	24,691	18,870	30.8	22,831	18,651	22.4
Wholesale Deposits	8,045	6,600	21.9	7,288	6,701	8.8
Total Deposits	32,736	25,470	28.5	30,119	25,352	18.8
Short - Term Borrowings	3,419	3,392	0.8	3,395	3,144	8.0
Long - Term Borrowings	10,050	7,920	26.9	9,729	7,565	28.6
Other Liabilities	1,692	1,665	1.6	1,682	1,666	1.0
Shareholders' Equity	5,691	4,206	35.3	5,265	4,125	27.6
Total Liabilities & Shareholders' Equity	$53,588	$42,653	25.6%	$50,190	$41,852	19.9%

Memo:
Average Interest Bearing Liabilities	$40,801	$31,956		$38,069	$31,301

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
	2006	2005	Change	2006	2005	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$9.9	$11.9	-16.8%	$15.9	$19.8	-19.7%
Net Charge-Offs / Average Loans & Leases	0.10%	0.15%		0.09%	0.13%
Loan and Lease Loss Reserve ($millions)	$415.2	$360.1	15.3%	$415.2	$360.1	15.3%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.03%	1.12%		1.03%	1.12%
Non-Performing Loans & Leases (NPL) ($millions)	$198.0	$131.6	50.5%	$198.0	$131.6	50.5%
NPL's / Period-End Loans & Leases	0.49%	0.41%		0.49%	0.41%
Loan and Lease Loss Reserve / Non- Performing Loans & Leases	210%	274%		210%	274%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.26%	5.84%		7.09%	5.69%
Commercial Real Estate	7.34	6.15		7.17	6.03
Residential Real Estate	7.01	5.97		6.94	5.88
Home Equity Loans and Lines	7.21	6.23		7.09	6.08
Personal Loans and Leases	7.20	5.91		6.97	5.75
Total Loans and Leases	7.23	6.03		7.08	5.90
Investment Securities	5.19	5.03		5.18	5.02
Short - Term Investments	4.94	3.16		4.61	2.98
Interest Income (FTE) / Avg. Interest Earning Assets	6.90%	5.84%		6.77%	5.73%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.26%	1.70%		3.09%	1.54%
Bank Issued Time	4.24	3.02		4.10	2.89
Total Bank Issued Deposits	3.65	2.10		3.47	1.93
Wholesale Deposits	4.79	3.00		4.60	2.80
Total Interest Bearing Deposits	3.99	2.39		3.80	2.22
Short - Term Borrowings	5.06	3.36		4.90	3.23
Long - Term Borrowings	4.68	3.91		4.59	3.88
Interest Expense / Avg. Interest Bearing Liabilities	4.25%	2.87%		4.10%	2.72%
Net Interest Margin(FTE) / Avg. Earning Assets	3.24%	3.42%		3.25%	3.43%
Interest Spread (FTE)	2.65%	2.97%		2.67%	3.01%

Notes: (a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities.